Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm in the Registration Statement (Form S-8), filed on or about August 30, 2004, pertaining to the Stock Incentive Plan of iPayment, Inc. (the "Company") and to the incorporation by reference therein of our report dated February 17, 2004, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report (Form 10-k) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Los Angeles, California
August 27, 2004